Exhibit 99.1

RULE 438 CONSENT

In accordance with Rule 438 under the Securities Act of 1933, as amended, the undersigned hereby consents to being named as a prospective director of Big Cypress Acquisition Corp. (which will be renamed SAB Biotherapeutics, Inc. after the business combination) in the Registration Statement on Form S-4 filed by Big Cypress Acquisition Corp. with the Securities and Exchange Commission.

/s/ Edward Sullivan
Name: Edward Sullivan
Date: July 2, 2021

/s/ Christine Hamilton
Name: Christine Hamilton
Date: July 2, 2021

/s/ William Polvino
Name: William Polvino
Date: July 2, 2021

/s/ Mervyn Turner
Name: Mervyn Turner
Date: July 2, 2021

/s/ David Link
Name: David Link
Date: July 2, 2021